UNIVERSITY CANADA WEST

FARVISION EDUCATION

#CA-143-02-2021

Memorandum of Understanding

-Between-

Farvision Education Group Inc.

-and-

University Canada West (UCW)

Farvision Education Group Inc., Canada and University Canada West, Canada agree to collaborate under the following terms:

1. Purpose

The parties of this Memorandum of understanding indicate their willingness in principle to cooperate in the promotion of teaching and research activities. Under this Memorandum of Understanding, the types of cooperation may include:

1. English Language to Academic Pathway
2. Academic articulation opportunities
3. Collaborative professional development
4. Joint educational programs
5. Other activities as mutually agreed

The parties will exchange students, teachers, and researchers and will perform educational activities on the basic of board reciprocity in those area in which both intuitions have mutual interest.

2. Financial Terms

The funding of activities related to this Memorandum of Understanding will be determined at the time a specific project for a specific activities is approved by both parties to this Memorandum of understanding. Both parties understand that all financial arrangements which are negotiated will depends on the availability of funds.

3. Duration

This Memorandum of Understanding will be operative for a period of five years. During the fifth year, the Memorandum of Understanding will be reviewed. This Memorandum of understanding can be terminated by either party with a 60 day written notification.

University Canada West
Suite-100, 629 West Pender Street, BC V6B 1V9
T-+1 604 915 9607 | E: info@ucanwest.ca | W : www.ucanwest.ca

4. Extension

This Memorandum of Understanding may be extended to other areas of cooperation between the two parties of this Memorandum of Understanding. Such extensions will take the form of an annexure to this Memorandum of Understanding.

5. Effective Date

This Memorandum of Understanding will become effective upon the date of signature by the below named representatives of both institutions. In case international joint educational programs are conducted, a separate agreement will be executed, and its provisions shall enter into force.

6. Implementation

For each institutions, the rector will serve as chief implementation officers for activities developed under this Memorandum of Understanding. The rectors may appoint additional implementation officers for each activity as needed.

Brock Dykeman
President & Vice Chancellor
On behalf of
University Canada West

February 25, 2021
Date

Pauline Zhou Fan
Executive director
On behalf of
Farvision Education Group Inc.

Feb 17, 2021
Date